Exhibit (a)(13)

                             KEMPER VALUE FUND, INC.

                             ARTICLES SUPPLEMENTARY
                             ----------------------


         Kemper Value Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Three Billion (3,000,000,000) shares of common stock, with a par value of One Cent ($0.01) per share, of which:

                  (a) Two Hundred Forty Million (240,000,000) have been classified as Kemper Contrarian Fund Class A Shares, Two Hundred Forty Million (240,000,000) have been classified as Kemper Contrarian Fund Class B Shares, Sixty Million (60,000,000) have been classified as Kemper Contrarian Fund Class C Shares, Sixty Million (60,000,000) have been classified as Kemper Contrarian Fund Class I Shares;

                  (b) Four Hundred Eighty Million (480,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class A Shares, Four Hundred Eighty Million (480,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class B Shares, One Hundred Twenty Million (120,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class C Shares, One Hundred Twenty Million (120,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class I Shares;

                  (c) Two Hundred Forty Million (240,000,000) have been classified as Kemper Small Cap Value Fund Class A Shares, Two Hundred Forty Million (240,000,000) have been classified as Kemper Small Cap Value Fund Class B Shares, Sixty Million (60,000,000) have been classified as Kemper Small Cap Value Fund Class C Shares and Sixty Million (60,000,000) have been classified as Kemper Small Cap Value Fund Class I Shares; and

                  (d) Two Hundred Forty Million (240,000,000) have been classified as Kemper Mid Cap Value Fund Class A Shares, Two Hundred Forty Million (240,000,000) have been classified as Kemper Mid Cap Value Fund Class B Shares, Sixty Million (60,000,000) have been classified as Kemper Mid Cap Value Fund Class C Shares and Sixty Million (60,000,000) have been classified as Kemper Mid Cap Value Fund Class I Shares.

The aggregate par value of such common stock was Thirty Million Dollars ($30,000,000).

         SECOND: As of the filing of these Articles Supplementary, the Board of Directors of the Corporation hereby classifies and reclassifies Three Billion (3,000,000,000) shares of Common Stock with a par value of $.01 each, as follows:

                  (a) Three Hundred Twenty Million (320,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class A Shares) are classified as Kemper Contrarian Fund Class A Shares, Three Hundred Twenty Million (320,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class B Shares) are classified as Kemper Contrarian Fund Class B Shares, Eighty Million (80,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class C Shares) are classified as Kemper Contrarian Fund Class C Shares, Eighty Million (80,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class I Shares) are classified as Kemper Contrarian Fund Class I Shares;

                  (b) Five Hundred Sixty Million (560,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class A Shares) are classified as Kemper-Dreman High Return Equity Fund Class A Shares, Five Hundred Sixty Million (560,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class B Shares) are classified as Kemper-Dreman High Return Equity Fund Class B Shares, One Hundred Forty Million (140,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class C Shares) are classified as Kemper-Dreman High Return Equity Fund Class C Shares, One Hundred Forty Million (140,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class I Shares) are classified as Kemper-Dreman High Return Equity Fund Class I Shares; and

                  (c) Three Hundred Twenty Million (320,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class A Shares) are classified as Kemper Small Cap Value Fund Class A Shares, Three Hundred Twenty Million (320,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class B Shares) are classified as Kemper Small Cap Value Fund Class B Shares, Eighty Million (80,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class C Shares) are classified as Kemper Small Cap Value Fund Class C Shares and Eighty Million (80,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class I Shares) are classified as Kemper Small Cap Value Fund Class I Shares.

The aggregate par value of such common stock is Thirty Million Dollars ($30,000,000).

         THIRD: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class A Shares of each Fund of the Corporation as set forth in ARTICLE FIFTH of the Articles of Incorporation of the Corporation, and in all provisions of the Articles of Incorporation relating to the stock of the Corporation generally, remain unchanged.

         FOURTH: Except as set forth below, the Class B, C and I Shares of each Fund of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in ARTICLE FIFTH of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the Articles of Incorporation relating to the stock of the Corporation generally. In addition, the following voting powers and conversion rights shall apply:

                  (a) any voting rights with respect to a Rule 12b-1 Plan of the Class B or Class C Shares of a Fund shall be exercisable by such class only.

                  (b) the Class B Shares of the Fund shall convert into Class A Shares of the same Fund within a period of six years.

         FIFTH: The Board of Directors of the Corporation has authorized, classified or reclassified the Class A, B, C and I Shares the authority and power contained in the Articles of Incorporation of the Corporation.

         SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, KEMPER VALUE FUND, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 19, 1998.


[SEAL]                                     KEMPER VALUE FUND, INC.


Attest: /s/Elizabeth C. Werth              By: /s/Philip J. Collora
        ---------------------                  ------------------------
        Elizabeth C. Werth                     Philip J. Collora
        Assistant Secretary                    Vice President and Treasurer